BioPharm Asia

BioPharm Asia, Inc.

(OTCBB: BFAR - $4.25)

Corporate Overview

October 2009



Forward-Looking Statements

Except for historical information, the matters discussed in this presentation may contain forward-looking statements, including, but not limited to, factors relating to future sales and net income. These forward-looking statements may involve a number of risks and uncertainties. Actual results may differ materially based on a number of factors, including, but not limited to, uncertainties in product demand, risks related to doing business in China, the impact of competitive products and pricing, changing economic conditions around the world, release and sales of new products and other risk factors detailed in the Company's most recent annual report and other filings with the U.S. Securities and Exchange Commission.

BioPharmAsia

Company Profile

BioPharm Asia, Inc. (OTCBB: BFAR -public in May 2009 via RTO), through four wholly owned subsidiaries (see chart), is rolling out a new retail channel based on its existing businesses, which include cultivation of herbs, production and distribution of traditional Chinese medicine (TCM) and prescription drugs. YTD revenue and net income (6 mos. 2009) totaled $42.6 million and $5.9 million, respectively.

Focused primarily in northeast China, 22% year over year June 30, 2009 results have been mainly driven by rising manufacturing and wholesale volume (89% of 1H09 sales). Wholesale and retail store openings are expected to contribute favorably to revenue mix and improve margins through cost synergies and new products. As of July 1, 2009, the Company operates over 360 stores but is expected to expand this base beginning in early 2010 with the acquisition of at least one distributor that owns a sizeable retail network.

BioPharm is also poised for rapid and profitable expansion as new and unprecedented health care reform and modernization of drug distribution reshapes the industry and positively influences current market leaders.



BioPharm Asia, Inc
Chinese Herbal Planting (Huachen Herbal Planting)
Distribution/Wholesale & Retail (Tonghua ShengAnTang)
Drug manufacturing (Huachen Pharmaceutical)
Distribution/Wholesale (Yunnan Silin Pharmaceutical)

Most recent price:	$4.25
Ticker -Exchange:	BFAR -OTCBB
NYSE Amex -Nasdaq timing:	Fiscal 2Q10
Shares outstanding:	50M
Market cap:	$212M
Average volume (3 mos.):	27.9K
YTD revenue (6 mos):	$42.6M
YTD net income / EPS (6 mos):	$5.9M / $0.12
Cash & equivalents (mrq):	$5M
LT debt (mrq):	nil
Shareholders' equity (mrq):	$17.8M
Total assets (mrq):	$34.9M
Legal:	Eaton Van Winkle
Auditor:	Sherb & Co.

BioPharm Asia

Investment Considerations

- Vertically integrated pharmaceutical distribution platform
- Reform and modernization of Chinese domestic drug production and distribution business favoring companies such as BioPharm that can purchase in bulk and leverage established distribution networks
- Manufacturing and wholesale business generating healthy cash flow, which will help finance expansion
- With gross and operating margins of 30% and 20%, respectively, access to U.S. equity markets and no long-term debt, BFAR has capital resources to help support acquisition strategy
- Organic revenue and net income growth of 20% y/y projected, possible triple digit growth with targeted acquisitions of leading wholesale and regional distributors with strong retail base
- Expects to double store base from 360 (at 7/1/2009) to 750 by year-end 2010
- Drug retailing extremely fragmented with few clear leaders with opportunity for growth through consolidation
- Attractive valuation vs. U.S.-listed peers:

Ticker	Price (10/18/09)	Market cap (million)	Revenue (ttm)	EPS (ttm)	P/S	P/E
BFAR	4.25	212	79.6	0.20	2.7x	21.2x
NPD	6.75	702	296	0.08	2.3x	77.1x
WAG	40.37	40,030	62,230	2.03	0.8x	19.3x
CVS	37.96	54,790	93,270	2.25	0.8x	16.5x
RAD	1.55	1,370	26,210	(3.36)	0.1x	N/A

* 79.6 is based on the second quarter revenue multiplied by 4

BioPharmAsia

Financial Performance, 2007-2008

Robust growth from fiscal 2007 to 2008, with revenue increasing 73% y/y to $90.9 million and net income by 162% to $14.4 million. Revenue and net income for the six months ended June 30, 2009 were $42.6 million and $5.9 million, respectively.

Key Financials (Millions)	Fiscal 2007	Fiscal 2008	Y/Y growth	1H09A
Revenue	$ 52.6	$ 90.9	72.8%	$ 42.6
Net Income	5.5	14.4	162%	5.9
Total Assets	34.2	42.0	22.8%	34.9
Total Liabilities	18.1	15.2	-16.0%	17.1
Total Liab. & Stock Equity	34.2	42.0	22.8%	34.9

Revenue mix by segment, 1H08-1H09



$2.2M
7%
$12.9M
38%
$18.4M
55%
1H08 - revenue $33.5M
Distribution/Wholesale
Manufacturing
Planting
Retail
$2.5M
6%
$2.3M
5%
$12M
28%
$25.8M
61%
1H09 - revenue $42.6M

BioPharmAsia

Forecasts - 2009E-2011E


200
150
100
50
0
Millions
1st half 2009
2009 E
2010 E
2011 E
Revenue
Gross Profit
Net Income

Organic growth assumptions (2009E- 2010E)

CAGR assumptions	Wholesale	Manufacturing	Planting	Retail
Revenue	16%	12%	15%	20%
Gross income	18%	14%	17%	22%
Net Income	20%	16%	19%	24%

Profitability	Wholesale	Manufacturing	Planting	Retail
Gross margin	19-20%	46-47%	25-26%	39-40%
Operating margin	17-18%	21-22%	24-25%	24-25%
Net Income	12-13%	16-17%	21-22%	13-14%

Revenue Composition - 2009E-2010E


16%
39%
19%
26%

Fiscal 2009E – Revenue $125M


Distribution/Wholesale
Manufacturing
Planting
Retail
24%
32%
16%
28%

Fiscal 2010E - Revenue $165M

BioPharmAsia

Projections by segment, 2009E- 2011E ($ in millions)

	Year 2009E					Year 2010E					Year 2011E				
	Dist.	Mfg.	Planting	Retail	Total	Dist.	Mfg.	Planting	Retail	Total	Dist.	Mfg.	Planting	Retail	Total
Sales	$ 49.3	33.2	23.2	19.5	125.3	52.8	46.4	26.7	39.4	165.4	61.8	52.2	30.7	47.9	192.7
% of Total	39.3%	26.5%	18.6%	15.6%	100.0%	31.9%	28.1%	16.2%	23.8%	100.0%	32.1%	27.1%	16.0%	24.9%	100.0%
Gross profit	$ 9.8	15.7	6.0	7.7	39.2	9.8	23.3	7.0	16.4	56.5	11.7	26.7	8.2	20.4	66.9
Gross Margin	19.9%	47.4%	25.7%	39.3%	31.3%	18.6%	50.1%	26.1%	41.7%	34.1%	18.9%	51.1%	26.6%	42.5%	34.7%
Operating Income	$ 8.6	7.2	5.7	4.8	26.4	9.0	10.7	6.7	10.2	36.7	11.0	12.5	8.0	12.9	44.4
Operating Margin	17.5%	21.8%	24.4%	24.8%	21.1%	17.1%	23.0%	25.2%	25.9%	22.2%	17.8%	23.9%	26.1%	26.9%	23.0%
Net income	$ 6.3	5.3	4.9	2.7	19.3	6.7	7.8	5.9	5.4	25.7	8.1	9.1	7.0	6.8	31.0
Net Margin	12.8%	16.1%	21.1%	13.9%	15.4%	12.6%	16.8%	22.0%	13.7%	15.6%	13.1%	17.5%	22.7%	14.2%	16.1%

Reform leading to opportunity

- After nearly 30 years of enforced family planning and with an aging population, China is projected to have 400 million people age 60 and older, and 100 million older than 80 by 2020.
- New $125 billion government health-care plan to cover 90% of population with basic medical insurance by 2011
- Expanding medical care and drug distribution into tier 2 and 3 cities and rural areas through unified channels -drug manufacturers or drug distributors
- Release of 307 “basic medicines” list (including 102 TCM) sold under government supervision to improve affordability and accessibility of drugs
- Prescription drug distribution to be increasingly channeled through retail stores vs. hospitals and clinics (expected to weigh down on margins)
- Unprecedented opportunity for chains with strong distribution network

Industry positives-manufacturing & wholesale

- CAGR of 16.7% between 1978-2003 to an estimated $18 billion today -synthetic drug manufacturing, TCM, and biotech-related medical products comprises approximately 65%, 21%, and 14% of sales, respectively.
- Fragmented with 5,000-6,000 pharmaceutical manufacturers and 14,000-15,000 distributors.
- Domestic companies meet approximately 70% of domestic demand - forecasted to become the fifth largest pharmaceuticals market in the world by2010.

BioPharm - ample production & manufacturing capacity

- Huachen operates a 524,000 square feet facility with five production lines producing both pharmaceutical and TCM tablets, hard capsules, soft capsules and mixtures for oral solution.
- Herb, the Company’s herb-growing subsidiary, maintains over 494 acres under cultivation and is certified as a seed source, intermediary and public service platform for new medicine development under the Nation Torch Plan of the Ministry of Science and Technology.

Retail - growth through consolidation

- Retail drug market grew 19% y/y in 1st half of 2009 - CAGR of 22.7% since 2001.
- Significant consolidation looming: 380,000 drugstores currently, consolidating to 300,000 by 2011 according to estimates.
- Drug sales expanding from hospitals & major cities to retailers in smaller towns and countryside
- Largest retail drugstore chain, Nepstar (NPD - NYSE) operates 2,312 stores or less than 1% of total store count.
- Contrast with U.S.: 37,700 drugstores, with 19% (7,361) owned by Walgreen Co. Top three chains – Walgreen, CVS and Rite-Aid – own over half the stores.

BioPharm goals:

- With unprecedented government-led reform setting the stage for industry consolidation, BFAR seeks to scale quickly by acquiring leading regional distributors and converting their group of franchises into 100% owned stores.
- Operate approximately 750 stores by the end of 2010.
- Increase manufacturing and crop production capacity to support retail strategy and service new stores.

Retail segment

Diversified product mix (% of sales / GM)

- **Prescription (26% / 5-15% GM)** Offering of approximately 300 prescription drugs. Stores accept prescriptions from licensed health care providers. In-store pharmacists verify the validity, accuracy and fulfillment of all prescription drug orders

- **OTC (43% / 15-35% GM)** Over 1,150 OTC drugs including western and TCM for treatment of common diseases

- **Nutritional supplements (8% / 15-30% GM)** Over 85 nutritional supplements, including a variety of healthcare supplements, vitamins, minerals and dietary products

- **Herbal products (12% / 15-20% GM)** Variety of drinkable herbal remedies and packages of assorted herbs

- **Other (12% / 15-30%)** Personal and family care related products including skin and hair, portable medical devices, soft drinks, packaged snacks, cleaning agents and stationery

Average store economics

- Avg. cost to open new store: $30-50k, includes lease, fixtures, training, ERP, license and inventory

- Avg. cost to acquire store: $15-30k, which includes $7-15k in inventory

- Prior average sales per new store: $60k
  Prior average net income per new store: $5k

- Average sales per BFAR store: $90k
  Average net income per BFAR store: $14k

Drug Store Analysis	2Q09	3Q09E
Number of Stores	150	360
Average Revenue / Store	$16,780	$23,056

BioPharmAsia

Broad Sales Coverage

BFAR's sales and marketing network now includes over 1,440 full time employees.

Distribution	Manufacturing	Planting	Retail
59	271	10	1,440



Heilongjiang
Jilin
Tonghua
Liaoning
Xinjiang
Inner Mongolia
BEIJING
Hebei
Ningxia
Shanxi
Shandong
Qinghai
Gansu
Shangxi
Henan
Jiangsu
Xizang
Sichuan
Hubei
Anhui
Shanghai
Chongqing
Zhejiang
Hunan
Jiangxi
Guizhou
Fujian
Yunnan
Guangxi
Guangdong
Taiwan
Hainan

Expansion potential

BioPharm currently has 360 retail stores across northeast China, with a long-term goal of establishing 2,000 stores nationwide over the next two to three years

Long term targeted retail store level:

- Northeast: 1,500 stores
- Southwest : 1,500 stores
- Eastern: 2,000 stores



Heilongjiang
Jilin
Liaoning
Zhenjiang
Shanghai
JiangSu
Sichuan
Guizhou
Yunnan
Northeast: 1,500 stores
Eastern: 2,000 stores
Southwest 1,500 stores

BioPharmAsia

Business Model


Herb Planting
10%
90%
Manufacturer
Other Wholesalers
20%-30%
70%-80%
Distributor
Other Distributors
35%-50%
50%-65%
BFAR Retail Store
Other Chain Store
Hospital
Neighborhood Clinic
Other Channels
End Customers

- Herb Planting, Manufacturer, Distributor and BFAR's Retail Stores are the four functional segments of BioPharm Asia, Inc.

- 10% of the total products from Herb Planting segment is delivered to BFAR's own Manufacturer. The remaining 90% of the herbs are sold to other outside herb wholesalers.

- 20%-30% of the total products produced by BFAR's Manufacturer is delivered to BFAR's own Distributors. The remaining 70%-80% of the products are sold to other distribution channels.

- 35%-50% of the total products from BFAR's Distributor is delivered to BFAR's own 360 drug stores. The remaining 50%-65% is delivered to other chain stores, hospitals, clinics and other retail channels.

Management

Yanhua Han, Chairman

Graduate of Jilin Architectural Engineering Institute and Tianjin University School of Economy and Management, committee member of Political Consultative Conference, representative of People's Deputy Congress, former Chairman of Tonghua Huachen Pharmaceutical Company Limited and as the Political Consultative Conference permanent committee member of Tonghua City since 2000. From 1997 to 2000, Mr. Han served as factory manager of Tonghua Huachen Pharmaceutical Manufacturing Plant, the representative of the People's Deputy Congress, Vice Chairman of Tonghua County Chamber of Commerce and the permanent committee member of county's Political Consultative Conference.

Rogers Yin, CEO

MBA from Hong Kong International Business School, 23 years in the pharmaceutical industry, former director of Jilin Institute of Natural Medicines, General Manager of Jilin Changchun People Pharmaceutical Co., Ltd., and President of Jilin Hongli Medicine Co., Ltd.

Management - *continued*

Michael Guo, CFO

Member of the Association of Certified Chartered Accountants (ACCA), MBA from the University of Minnesota, over 15 years of professional finance and accounting experience at U.S.- listed companies.

Bingwen Liang, CTO

Served as Post-Doctoral Advisor of Shijia Research Center, Beijing University, engaging in pharmaceutical R&D and production of TCM. Expert in transdermal drug delivery.

BioPharmAsia

Investment Considerations

- Vertically integrated pharmaceutical supply and distribution platform
- Reform and modernization of domestic drug production and distribution business favoring companies such as BioPharm that can purchase in bulk and leverage established distribution networks
- Manufacturing and wholesale business generating healthy cash flow, which will help finance expansion
- With gross and operating margins of 30% and 20%, respectively, access to U.S. equity markets and no long-term debt, BFAR has capital resources to help support acquisition strategy
- Organic revenue and net income growth of 20% y/y projected, possible triple digit growth with targeted acquisitions of leading wholesale and regional distributors with strong retail base
- Expects to double store base from 360 as of July 1, 2009 to 750 by year-end 2010
- Drug retailing extremely fragmented with few clear leaders with opportunity for growth through consolidation
- Attractive valuation vs. U.S.-listed peers

Thanks!